UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2011

THE FRONTIER FUND

LONG ONLY COMMODITY SERIES;

MANAGED FUTURES INDEX SERIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51274	36-6815533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Equinox Fund Management, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

(Address of Principal Executive Offices)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On December 8, 2011, Equinox Fund Management, LLC, the managing owner of the Long Only Commodity Series and the Managed Futures Index Series of The Frontier Fund, announced that the Long Only Commodity Series and the Managed Futures Index Series will be closed to outside investors as of December 21, 2011. In addition, to the extent an investor does not opt to exchange units in the Long Only Commodity Series and/or the Managed Futures Index Series, as applicable, for units in another series offered by the managing owner, such investor will be redeemed as of December 21, 2011, at that date’s net asset value per unit for the relevant series. Payment for redeemed units will be made within seven business days thereafter. This change does not affect any other series of The Frontier Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Frontier Fund (Registrant)

Date: December 8, 2011

	By	/s/ Robert J. Enck
Robert J. Enck President and Chief Executive Officer of
Equinox Fund Management, LLC, Managing Owner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Long Only Commodity Series, a Series of The Frontier Fund (Registrant)

Date: December 8, 2011	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Long Only Commodity Series, a Series of The Frontier Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Managed Futures Index Series, a Series of The Frontier Fund (Registrant)

Date: December 8, 2011	By:	/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of Managed Futures Index Series, a Series of The Frontier Fund